Exhibit 99.1

XERIS BIOPHARMA REPORTS RECORD PERFORMANCE FOR FOURTH QUARTER AND FULL YEAR 2025 AND PROVIDES FULL YEAR 2026 GUIDANCE

Achieved record quarterly and full-year total revenue of $86 million and $292 million, respectively

Provides full year 2026 total revenue guidance range of $375 million to $390 million

Hosts conference call and webcast today at 8:30 a.m. ET

CHICAGO, IL; March 2, 2026 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced financial results for the fourth quarter and full year ended December 31, 2025, and provides financial guidance for full year 2026.

"Thanks to the entire Xeris organization, 2025 was a transformational year, marked by focused execution, record revenue growth, and our emergence as a self-funding, sustainable biopharmaceutical company,” said John Shannon, CEO. “As we enter 2026 from this position of strength, we remain focused on driving continued rapid revenue growth, the timely execution of XP-8121's ongoing development leading into the start of its Phase 3 clinical trial, and the judicious deployment of capital to further strengthen our business outlook in order to maximize long-term value for shareholders."

"Our exceptional results in 2025 reflect the strength of our business and set the stage for our future,” said Steve Pieper, CFO. "As we look ahead to 2026, we will build on the strong momentum across our enterprise and expect total revenue to range from approximately $375 million to $390 million, representing more than 30% growth at the midpoint. This outlook will further strengthen our balance sheet, which will create even more financial flexibility to drive value in both the near and long term."

Fourth Quarter 2025 Highlights

	Three months ended December 31,		Change
	2025	2024	$	%
Product revenue (in thousands):
Recorlev	$45,334	$22,614	$22,720	100.5
Gvoke	24,645	23,262	1,383	5.9
Keveyis	12,799	11,124	1,675	15.1
Other product revenue	652	—	652	—
Product revenue, net	83,430	57,000	26,430	46.4
Royalty, contract and other revenue	2,377	3,099	(722)	(23.3)
Total revenue	$85,807	$60,099	$25,708	42.8

•Recorlev® net revenue was $45.3 million – an increase of approximately 100% compared to the fourth quarter of 2024. This growth was due to increased patient demand.

•Gvoke® net revenue was $24.6 million – an increase of approximately 6% compared to the fourth quarter of 2024. The increase was due to favorable net pricing.

•Keveyis® net revenue was $12.8 million – an increase of approximately 15% compared to the fourth quarter of 2024. This growth was due to increased patient demand.

Cost of goods sold (COGS) increased $1.5 million or 16% in the fourth quarter of 2025 compared to the same period last year. This increase was primarily due to an increase in product revenue.

Research and development (R&D) expenses increased $1.8 million or 29% in the fourth quarter of 2025 compared to the same period last year. The increase in R&D expenses primarily reflect higher expenses to support XP-8121.

Selling, general and administrative (SG&A) expenses increased $7.4 million or 18% in the fourth quarter of 2025 compared to the same period last year. This increase mainly reflects incremental personnel-related expenses.

Net income for the fourth quarter was $11.1 million, compared to a net loss of $5.1 million in the same period last year.

Adjusted EBITDA1 for the fourth quarter was $25.1 million, an improvement of $16.8 million compared to the fourth quarter of 2024.

Full Year 2025 Highlights

	Twelve months ended December 31,		Change
	2025	2024	$	%
Product revenue (in thousands):
Recorlev	$139,283	$64,277	$75,006	116.7
Gvoke	94,108	82,829	11,279	13.6
Keveyis	47,649	49,530	(1,881)	(3.8)
Other product revenue	1,963	—	1,963	—
Product revenue, net	283,003	196,636	86,367	43.9
Royalty, contract and other revenue	8,842	6,434	2,408	37.4
Total revenue	$291,845	$203,070	$88,775	43.7

•Recorlev® net revenue was $139.3 million - an increase of approximately 117% compared to the year ended December 31, 2024. This growth was due to increased patient demand.

•Gvoke® net revenue was $94.1 million - an increase of approximately 14% compared to the year ended December 31, 2024. The increase was due to higher patient demand and favorable net pricing.

•Keveyis® net revenue was $47.6 million - a decrease of approximately 4% compared to the year ended December 31, 2024. The decrease was due to unfavorable net pricing, partially offset by higher patient demand.

•Other product revenue increased by $2.0 million for the year ended December 31, 2025. This includes sales of our products to commercialization partners.

•Royalty, contract and other revenue was $8.8 million and primarily reflects the recognition of milestones from partnership agreements.

Cost of goods sold (COGS) increased $5.7 million or 16% for the year ended December 31, 2025, compared to the same period in 2024. This increase was primarily due to an increase in product revenue.

Research and development (R&D) expenses increased $5.6 million or 22% for the year ended December 31, 2025, compared to the same period last year. The increase in R&D expenses primarily reflects personnel-related expenses to support our pipeline, primarily XP-8121.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

Selling, general and administrative (SG&A) expenses increased $18.9 million or 12% for the year ended December 31, 2025 compared to the same period last year. The increase mainly reflects higher personnel-related expense ($13.5 million), largely due to personnel-related expenses to support the commercial enterprise, including the Recorlev expansion.

Net income for the year ended December 31, 2025, was $0.6 million, compared to a net loss of $54.8 million in the prior year.

Adjusted EBITDA1 for the year ended December 31, 2025 was $59.4 million, an improvement of $58.2 million compared to the year ended December 31, 2024.

Total Shares Outstanding were 172,431,290 at February 27, 2026.

2026 Outlook
Xeris provides 2026 full year financial guidance and expects:
•Total revenue between $375 million to $390 million.
•Gross margin to improve modestly compared to 2025 reflecting favorable product mix.
•R&D expense to increase by approximately $25 million compared to 2025 as the Company initiates its Phase 3 study for XP-8121.
•SG&A expense to increase by approximately $45 million compared to 2025, driven primarily by investments in Recorlev.
•Adjusted EBITDA1 to increase in total dollars compared to 2025.

Upcoming Events
•Leerink Global Healthcare Conference: Senior management will participate in 1x1 meetings on March 9, 2026 in Miami, FL. Please contact the sponsor to arrange meetings with management.
•Barclays 28th Annual Global Healthcare Conference: Senior management will participate in 1x1 meetings and a fireside chat, which will be webcast on March 10, 2026 in Miami, FL. Please contact the sponsor to arrange meetings with management.
•Jefferies Biotech on the Beach Summit: Senior management will participate in 1x1 virtual meetings on March 11, 2026 in Miami, FL. Please contact the sponsor to arrange meetings with management.
•Needham Virtual Healthcare Conference: Senior management will participate in 1x1 virtual meetings on April 13-16, 2026. Please contact the sponsor to arrange meetings with management.

Conference Call and Webcast Details
Xeris will host a conference call and webcast at 8:30 a.m. Eastern Time today to discuss the Company's financial and operational results. To pre-register for the conference call, please use the following link:
https://events.q4inc.com/analyst/428274643?pwd=TZMrH35H

After pre-registering, a confirmation email will be sent. To join the live webcast, please visit “Events” on the Investor Relations page, or use this link: https://events.q4inc.com/attendee/428274643. The Company recommends registering a minimum of ten minutes prior to the start of the call. A replay of the conference call will be available on the Company’s Investor Relations site at: https://xerispharma.com/investor-relations.

Note Regarding Use of Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures, namely Adjusted EBITDA. This non-GAAP financial measure is not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP, and was not prepared under any comprehensive set of accounting rules or principles. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measure included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of Adjusted EBITDA, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of the Company's ongoing and projected operating performance, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Company believes this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that Adjusted EBITDA is important in evaluating the administrative costs of operating the Company’s business.
1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

Adjusted EBITDA is GAAP net income (loss) before income tax (benefit) expense, plus interest and other income, less depreciation and amortization, interest expenses, share based compensation and debt refinancing fees.

About Xeris
Xeris (Nasdaq: XERS) is a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans, opportunities, and prospects for Xeris Biopharma Holdings, Inc., including statements regarding financial guidance for full-year 2026, statements regarding its ability to continue to generate net income, Recorlev’s growth potential, the ability to continue to demonstrate rapid revenue growth, the effectiveness of the Company’s strategic execution, the Company’s ability to continue on its current growth trajectory and continue to drive patient demand, advancing its strategic initiatives, its ability to create value, the ability to continue to demonstrate sustained momentum across the portfolio and the market and therapeutic potential of its products and product candidates, including its expectations regarding the timely execution of XP-8121's ongoing development leading into the start of its Phase 3 clinical trial, the potential utility of its formulation platforms, the advancement of its pipeline, and other statements containing the words "achieve," "anticipate," "continue," “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results (including revenue and sales in the near- and long-term), performance or achievements, industry results, market opportunity and developments to differ materially from those expressed in or implied by such forward-looking statements (including its 2026 guidance), include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, its and collaborators’ ability to protect its intellectual property and proprietary technology, the accuracy and completeness of its assumptions and its ability to accurately estimate future financial results and market opportunities, and general macroeconomic and geopolitical conditions, including the possibility of an economic downturn, political unrest, trade disputes, changes in U.S. governmental priorities and resources, announced or implemented tariffs or export controls and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. The risks described herein and in Xeris’ U.S. Securities and Exchange Commission filings are not the only risks the Company faces. Additional risks and uncertainties not currently known to it or that it currently deems immaterial may also impact its business operations or financial results. Forward-looking statements in this communication are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com

XERIS BIOPHARMA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Product revenue, net	$83,430	$57,000	$283,003	$196,636
Royalty, contract and other revenue	2,377	3,099	8,842	6,434
Total revenue	85,807	60,099	291,845	203,070
Costs and expenses:
Cost of goods sold	10,947	9,478	42,569	36,832
Research and development	7,874	6,092	31,165	25,560
Selling, general and administrative	47,502	40,139	182,372	163,481
Amortization of intangible assets	2,711	2,711	10,843	10,843
Total costs and expenses	69,034	58,420	266,949	236,716
Income (loss) from operations	16,773	1,679	24,896	(33,646)
Other expenses	(5,692)	(6,792)	(24,342)	(23,458)
Net income (loss) before benefit from income taxes	11,081	(5,113)	554	(57,104)
Income tax benefit	—	—	—	2,268
Net income (loss)	$11,081	$(5,113)	$554	$(54,836)

Net income (loss) per common share - basic	$0.07	$(0.03)	$—	$(0.37)
Net income (loss) per common share - diluted	$0.06	$(0.03)	$—	$(0.37)

Weighted average common shares outstanding
Basic	165,961,552	149,092,881	160,425,198	146,772,758
Diluted	180,071,915	149,092,881	172,742,720	146,772,758

XERIS BIOPHARMA HOLDINGS, INC.
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
GAAP Net income (loss)	$11,081	$(5,113)	$554	$(54,836)
Adjustments
Interest and other income	(1,461)	(910)	(4,742)	(5,321)
Interest expense	7,153	7,703	29,084	30,485
Income tax benefit	—	—	—	(2,268)
Depreciation and amortization	3,046	3,024	12,156	12,070
EBITDA	$19,819	$4,704	$37,052	$(19,870)
Adjustments
Share-based compensation (a)	5,272	3,595	22,366	18,363
Debt refinancing fees (b)	—	—	—	2,690
Adjusted EBITDA	$25,091	$8,299	$59,418	$1,183

(a) Includes non-cash, stock-based compensation, net of forfeitures.

(b) Represents non-recurring fees related to financing activities. Including debt refinancing fees which related to advisory and legal fees to refinance the Hayfin term loan in 2024.

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$111,042	$71,621
Trade accounts receivable, net	51,050	40,415
Inventory, net	68,673	48,175
Prepaid expenses and other current assets	9,548	7,451
Total current assets	240,313	167,662
Property and equipment, net	4,945	5,562
Operating lease right-of-use assets	22,112	22,649
Goodwill	22,859	22,859
Intangible assets, net	88,078	98,921
Other assets	5,220	5,407
Total assets	$383,527	$323,060
Liabilities and Stockholders’ Equity (deficit)
Current liabilities:
Accounts payable	$3,076	$2,290
Current portion of long-term debt	—	15,102
Current operating lease liabilities	6,232	6,080
Other accrued liabilities	33,155	27,716
Accrued trade discounts and rebates	43,253	29,084
Accrued returns reserve	18,969	19,082
Other current liabilities	4,889	1,089
Total current liabilities	109,574	100,443
Long-term debt, net of unamortized debt issuance costs	220,335	217,006
Non-current operating lease liabilities	31,531	33,259
Other liabilities	8,398	1,967
Total liabilities	369,838	352,675
Total stockholders’ equity (deficit)	13,689	(29,615)
Total liabilities and stockholders’ equity (deficit)	$383,527	$323,060